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                                   EXHIBIT 23

                 SUNAMERICA INC. AND CONSOLIDATED SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 pertaining to the Amended and Restated 1978 Employee Stock Option Program (No. 2-53718) and the 1988 Employee Stock Plan (No. 33-28744) and Form S-3 pertaining to Debt Securities, Preferred Stock, Common Stock, Warrants to Purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock, Stock Purchase Contracts and Stock Purchase Units (No. 333-14201, 333-14201-01, 333-14201-02, 333-14201-03 and 333-14201-04) of SunAmerica Inc.
of our report dated November 8, 1996, except as to Note 13 which is as of November 29, 1996, appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of this Form 10-K.







Price Waterhouse LLP
Los Angeles, California
December 10, 1996